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                                                                  Exhibit (j)(2)


Consent of Independent Registered Public Accounting Firm
________________________________________________________________________________


The board and shareholders
RiverSource Income Series, Inc.:
         RiverSource Income Builder Basic Income Fund
         RiverSource Income Builder Enhanced Income Fund
         RiverSource Income Builder Moderate Income Fund


We consent to the use of our report dated July 20, 2007 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.

                                                       /s/     KPMG LLP
                                                               KPMG LLP


Minneapolis, Minnesota
March 26, 2008